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                                                                     EXHIBIT 1.1

               $950,000,000 NISSAN MASTER OWNER TRUST RECEIVABLES,
                               SERIES 2003-A NOTES

                                                                 October 2, 2003

                             Underwriting Agreement

Morgan Stanley & Co. Incorporated,
As Representative of the
Several Underwriters (the "Representative")
1585 Broadway, 3rd Floor
New York, NY 10036

Dear Sirs:

                  1. Introductory. Nissan Master Owner Trust Receivables (the "Trust"), a Delaware statutory trust, proposes to sell $950,000,000 principal amount of Nissan Master Owner Trust Receivables, Series 2003-A Notes (the "Notes"), issued by the Trust. The Trust was formed pursuant to a trust agreement, dated as of May 13, 2003 between Nissan Wholesale Receivables Corporation II (the "Transferor") and Wilmington Trust Company, as owner trustee (the "Owner Trustee"), as amended and restated by the amended and restated trust agreement, dated as of October 15, 2003 (as amended and restated, the "Trust Agreement"), between the parties thereto. The Notes will be issued pursuant to a supplement, dated as of October 15, 2003 (the "Indenture Supplement"), to an amended and restated Indenture, dated as of October 15, 2003 (together with the Indenture Supplement, the "Indenture"), between the Trust and JPMorgan Chase Bank, as indenture trustee, (the "Indenture Trustee"), and will be governed by the terms of an amended and restated Transfer and Servicing Agreement, dated as of October 15 (the "Transfer and Servicing Agreement"), among the Transferor, Nissan Motor Acceptance Corporation ("NMAC"), as servicer (the "Servicer") and the Owner Trustee on behalf of the Trust.

                  Capitalized terms used herein and not otherwise defined herein shall have the meanings given them in the Indenture and the Annex of Definitions attached to the Indenture.

                  2. Representations and Warranties of the Transferor and the Servicer. Each of the Trust, the Transferor and the Servicer, jointly and severally, represents and warrants to and agrees with the several underwriters named in Schedule 1 hereto (the "Underwriters") that:

                  (a) A registration statement (Nos. 333-105666 and 333-105666-01) and Amendment No. 1 thereto, including a form of prospectus supplement relating to the Notes and a form of base prospectus relating to each class of securities to be registered

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         under such registration statement (the "Registered Securities"), has been filed on Form S-3 with the Securities and Exchange Commission (the "Commission") and either (i) has been declared effective under the Securities Act of 1933, as amended (the "Act"), and is not proposed to be amended or (ii) is proposed to be amended by amendment or post-effective amendment. If such registration statement (the "initial registration statement") has been declared effective, either (i) any additional registration statement (the "additional registration statement") relating to the Notes has been filed with the Commission pursuant to rule 462(b) ("Rule 462(b)") under the Act and declared effective upon filing, and the Notes have been registered under the Act pursuant to the initial registration statement and such additional registration statement or (ii) any such additional registration statement proposed to be filed with the Commission pursuant to Rule 462(b) will become effective upon filing pursuant to Rule 462(b) and upon such filing the Notes will have been duly registered under the Act pursuant to the initial registration statement and such additional registration statement. If the Transferor and the Trust do not propose to amend the initial registration statement, any such additional registration statement or any post-effective amendment to either such registration statement filed with the Commission prior to the execution and delivery of this Agreement, then the most recent amendment (if any) to each such registration statement has been declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) under the Act ("Rule 462(c)") or Rule 462(b).

                  (b) For purposes of this Agreement, "Effective Time" with respect to the initial registration statement or, if filed prior to the execution and delivery of this Agreement, the additional registration statement means (A) if the Transferor and the Trust have advised the Representative that they do not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) or (B) if the Transferor and the Trust have advised the Representative that they propose to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. If the Transferor and the Trust have advised the Representative that they propose to file, but have not filed, an additional registration statement, "Effective Time" with respect to such additional registration statement means the date and time as of which such registration statement is filed and becomes effective pursuant to Rule 462(b). "Effective Date" with respect to the initial registration statement or the additional registration statement (if any) means the date of the Effective Time thereof.

                  (c) The registration statement (Nos. 333-105666 and 333-105666-01) and Amendment No. 1 thereto and all other amendments and supplements thereto, as amended at its Effective Time, including all information (A) contained in the additional registration statement (if any), (B) deemed to be a part of the initial registration statement as of the Effective Time of the additional registration statement (if any) pursuant to the General Instructions of the Form on which it is filed and (C) deemed to be a part of the

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         initial registration statement as of its Effective Time pursuant to
         Rule 430A(b) under the Act ("Rule 430A(b)"), is hereinafter referred to as the "Initial Registration Statement." The additional registration statement and all amendments and supplements thereto, as amended at its Effective Time, including the contents of the initial registration statement incorporated by reference therein and deemed to be a part of the additional registration statement as of its Effective Time pursuant to Rule 430A(b), is hereinafter referred to as the "Additional Registration Statement." The Initial Registration Statement, the Additional Registration Statement and all Incorporated Documents are hereinafter referred to collectively as the "Registration Statements" and individually as a "Registration Statement." As used herein, the term "Incorporated Documents", when used with respect to the Registration Statement as of any date, means the documents incorporated or deemed to be incorporated by reference in the Registration Statement as of such date pursuant to Item 12 of Form S-3 or pursuant to a no-action letter of the Commission. The preliminary prospectus supplement dated September 30, 2003, relating to the Notes (the "Preliminary Prospectus Supplement") and the preliminary prospectus (the "Preliminary Base Prospectus") relating to the Registered Securities (including the Notes), as filed with the Commission on October 2, 2003 in connection with the offering and sale of the Notes pursuant to and in accordance with Rule 424(b) under the Act ("Rule 424(b)"), including all material incorporated by reference therein, is hereinafter referred to as the "Preliminary Prospectus." The prospectus supplement relating to the Notes (the "Prospectus Supplement") and the prospectus (the "Base Prospectus") relating to the Registered Securities (including the Notes), as filed with the Commission in connection with the offering and sale of the Notes pursuant to and in accordance with Rule 424(b), including all material incorporated by reference therein, is hereinafter referred to as the "Prospectus."

                  (d) (A) On the Effective Date of any Registration Statement whose Effective Time is prior to the execution and delivery of this Agreement, each such Registration Statement conformed, (B) on the date of this Agreement, each such Registration Statement conforms and (C) on any related Effective Date subsequent to the date of this Agreement, each such Registration Statement will conform, in all respects to the requirements of the Act and the rules and regulations of the Commission (the "Rules and Regulations") and the Trust Indenture Act of 1939, as amended (the "1939 Act"), and at such times each such Registration Statement, as amended, did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. At the time of filing of the Prospectus pursuant to Rule 424(b) or, if no such filing is required, at the Effective Date of the Additional Registration Statement that includes the Prospectus, on the date of this Agreement and at the Series 2003-A Issuance Date (as defined in Section 3(c)), the Prospectus will conform, in all respects to the requirements of the Act and the Rules and Regulations, and does not include, and will not include, any untrue statement of a material fact, nor does the Prospectus, as amended and supplemented, omit, nor will it omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The two preceding sentences do not apply to statements in or omissions from the Registration Statement or Prospectus based upon written information furnished to the Transferor and the Trust by any Underwriter through the Representative specifically for use therein or to that part of the Registration Statement

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         which constitutes the Statement of Qualification under the 1939 Act on
         Form T-1 (the "Form T-1") of the Indenture Trustee (which will be represented and warranted to by the Indenture Trustee). If the Effective Time of the Registration Statement is subsequent to the date of this Agreement, no Additional Registration Statement has been or will be filed. The Indenture has been qualified under the 1939 Act.

                  (e) The Transferor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own its properties and conduct its business as described in the Prospectus, as amended and supplemented, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership of its property requires such qualification, except where the failure to be in good standing would not have a material adverse effect on the Transferor's ability to perform its obligations under this Agreement, the Trust Agreement, the Transfer and Servicing Agreement, the Indenture or the amended and restated Receivables Purchase Agreement, dated as of October 15, 2003, between NMAC and the Transferor (collectively, the "Basic Documents").

                  (f) The Trust has been duly formed and is validly existing as a statutory trust and is in good standing under the laws of the state of Delaware, with full power and authority to own its properties and conduct its business as described in the Prospectus, as amended and supplemented, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership of its property requires such qualification.

                  (g) The Servicer has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California with corporate power and authority to own its properties and conduct its business as described in the Prospectus, as amended and supplemented, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership of its property requires such qualification, except where the failure to be in good standing would not have a material adverse effect on the Servicer's ability to perform its obligations under the Basic Documents to which it is a party.

                  (h) The consummation of the transactions contemplated by the Basic Documents, and the fulfillment of the terms thereof, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation of any lien, charge, or encumbrance upon any of the property or assets of the Trust, the Transferor or the Servicer pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement, or similar agreement or instrument under which the Trust, the Transferor or the Servicer is a debtor or guarantor, except where such conflict, breach, default or creation would not have a material adverse effect on the Trust, the Transferor's or the Servicer's respective ability to perform its obligations under the Basic Documents to which it is a party or the validity or enforceability thereof.

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                  (i)      No consent, approval, authorization or order of, or
         filing with, any court or governmental agency or body is required to be obtained or made by the Trust, the Transferor or the Servicer for the consummation of the transactions contemplated by this Agreement except such as have been obtained and made under the Act, such as may be required under state securities laws and the filing of any financing statements required to perfect the Trust's interest in the Receivables.

                  (j) Neither the Trust, the Transferor nor the Servicer is in violation of its trust agreement, certificate of incorporation or articles of incorporation, as applicable, or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any agreement or instrument to which it is a party or by which it or its properties are bound which would have a material adverse effect on the transactions contemplated herein or on the Trust, the Transferor's or the Servicer's respective ability to perform its obligations under the Basic Documents to which it is a party. The execution, delivery and performance of the Basic Documents and the issuance and sale of the Notes and compliance with the terms and provisions thereof will not, subject to obtaining any consents or approvals as may be required under the securities or "blue sky" laws of various jurisdictions: (i) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Trust, the Transferor or the Servicer or their respective properties or any agreement or instrument to which either is a party or by which either is bound or to which any of their respective properties are subject, except where such breach, violation, or default would not have a material adverse effect on the Trust, the Transferor's or the Servicer's respective ability to perform its obligations under the Basic Documents to which it is a party or the validity or enforceability thereof, or (ii) conflict with the Trust, the Transferor's or the Servicer's charter or by-laws, and each of the Trust, the Transferor and the Servicer has power and authority to enter into the Basic Documents to which it is a party and to consummate the transactions contemplated hereby and thereby.

                  (k) Each Basic Document to which the Trust, the Transferor and the Servicer is a party has been duly authorized, executed and delivered by, and (assuming due authorization and delivery thereof by the other parties hereto and thereto) constitute valid and binding obligations of, such party, enforceable against such party in accordance with their respective terms, except as limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally and by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                  (l) The Notes have been duly authorized and, when executed and delivered in accordance with the Indenture and delivered against payment therefor pursuant to this Agreement, will be valid and binding obligations of the Trust, enforceable against the Trust in accordance with their respective terms, except as limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally and by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law.

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                  (m)      There are no legal or governmental proceedings
         pending to which the Trust, the Transferor or the Servicer is a party or of which any property of the Trust, the Transferor or the Servicer is the subject, and to the knowledge of the Trust, the Transferor and the Servicer, as applicable, no such proceedings are threatened or contemplated by governmental authorities or threatened by others, (A) (whether individually or in the aggregate) that are required to be disclosed in the Registration Statement or (B)(1) asserting the invalidity of all or part of any Basic Document, (2) seeking to prevent the issuance of the Notes, (3) (whether individually or in the aggregate) that would materially and adversely affect the Trust's, the Transferor's or the Servicer's obligations under any Basic Document to which it is a party, or (4) (whether individually or in the aggregate) seeking to affect adversely the federal or state income tax attributes of the Notes.

                  (n) Any taxes, fees and other governmental charges that have been assessed and are known to the Transferor to be due in connection with the execution, delivery and issuance of the Basic Documents shall have been paid by the Trust, the Transferor or the Servicer at or prior to the Series 2003-A Issuance Date.

                  (o) Each of the Trust, the Transferor and the Servicer possesses all material licenses, certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies, the absence of which would have a material adverse effect on the ability of the Trust, the Transferor or the Servicer to perform its duties under the Basic Documents to which it is a party, and none of the Trust, the Transferor or Servicer has received notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would materially and adversely affect the ability of the Trust, the Transferor or the Servicer to perform its obligations under the Basic Documents to which it is a party.

                  (p) As of the Series 2003-A Issuance Date, the Excess Funding Account, the Reserve Account, the Collection Account and the Accumulation Account will be subject to a first-priority security interest in favor of the Indenture Trustee for the benefit of the Noteholders.

                  (q) As of the Series 2003-A Issuance Date, the Trust (for the benefit of the Noteholders) will have good title, free and clear of all prior liens, charges and encumbrances, to the Receivables and such other items comprising the corpus of the Trust transferred to the Trust pursuant to the Transfer and Servicing Agreement.

                  (r) As of the Series 2003-A Issuance Date, the Indenture, the Notes and the Basic Documents will conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus, as then amended and supplemented.

                  (s) Deloitte & Touche LLP are independent public accountants with respect to the Transferor within the meaning of the Act and the Rules and Regulations.

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                  (t)      Neither the Trust nor the Transferor is required to
         be registered as an "investment company" under the Investment Company Act of 1940, as amended.

                  (u) The representations and warranties of each of the Transferor, the Trust and the Servicer in the Basic Documents to which it is a party are true and correct in all material respects.

                  3.       Purchase, Sale and Delivery of Notes.

                  (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Trust agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Trust, the aggregate principal amounts of the Notes set forth opposite the names of the Underwriters in Schedule 1 hereto.

                  (b) The Notes are to be purchased by the Underwriters at a purchase price equal to 99.80% of the aggregate principal amount thereof.

                  (c) Against payment of the purchase price by wire transfer of immediately available funds to the Trust, the Trust will deliver the Notes to the Representative, for the account of the Underwriters, at the office of O'Melveny & Myers LLP, at 400 South Hope Street, Los Angeles, California, on October 15, 2003, at 10:00 a.m., Los Angeles time, or at such other time not later than seven full business days thereafter as the Representative, the Transferor and the Trust determine, such time being herein referred to as the "Series 2003-A Issuance Date." The Notes to be so delivered will be initially represented by one or more securities registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of the Notes will be represented by book entries on the records of DTC and participating members thereof. Definitive securities will be available only under the limited circumstances set forth in the Indenture.

                  4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Notes for sale to the public as set forth in the Prospectus.

                  5. Covenants of the Transferor and the Trust. Each of the Transferor and the Trust, as applicable covenants and agrees with the several Underwriters that:

                  (a) To the extent that the Transferor or the Trust has prepared (i) Collateral Term Sheets (as defined in Section 7(a)) that the Underwriters, the Transferor, the Trust or NMAC have provided to a prospective investor, the Trust will file with the Commission such Collateral Term Sheets as an exhibit to a report on Form 8-K within two business days of its receipt thereof or (ii) Structural Term Sheets or Computational Materials (each as defined in Section 7(a)), the Transferor or the Trust will file or cause to be filed with the Commission a report on Form 8-K containing such Structural Term Sheet and Computational Materials, as soon as reasonably practicable after the date of this Agreement, but in any event, not later than the date on which the Prospectus is made available to the Representative in final form.

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                  (b)      If the Effective Time is prior to the execution and
         delivery of this Agreement, the Transferor will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b) not later than the second business day following the execution and delivery of this Agreement. If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement and an Additional Registration Statement is necessary to register a portion of the Notes under the Act but the Effective Time thereof has not occurred as of such execution and delivery, the Transferor and the Trust will file the Additional Registration Statement or a post-effective amendment thereto, as the case may be, with the Commission pursuant to and in accordance with Rule 424(b). The Transferor and the Trust will advise the Representative promptly of any such filing pursuant to Rule 424(b).

                  (c) The Transferor will advise the Representative promptly of any proposal to amend or supplement the registration statement as filed or the related prospectus or the Registration Statement or the Prospectus, and will not effect such amendment or supplementation without the Representative's consent; and the Transferor will also advise the Representative promptly of the effectiveness of the Registration Statement (if the Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of the Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to lift such stop order as soon as possible, if issued.

                  (d) The Transferor will arrange for the qualification of the Notes for offering and sale under the securities laws of such jurisdictions in the United States as the Representative may reasonably designate and to continue such qualifications in effect so long as necessary under such laws for the distribution of such securities; provided that in connection therewith the Transferor shall not be required to qualify as a foreign corporation to do business, or to file a general consent to service of process, in any jurisdiction.

                  (e) If, at any time when the delivery of a prospectus shall be required by law in connection with sales of any Notes, either
         (i) any event shall have occurred as a result of which the Prospectus, as then amended and supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) for any other reason it shall be necessary to amend or supplement the Prospectus, the Transferor will promptly notify the Representative and will promptly prepare for review by the Representative and file with the Commission an amendment or a supplement to the Prospectus which will correct such statement or omission or effect such compliance. Neither your consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

                  (f) The Transferor will cause the Trust to make generally available to Holders as soon as practicable, but not later than fourteen months after the Effective Date, an earnings statement of the Trust covering a period of at least twelve consecutive months

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         beginning after such Effective Date and satisfying the provisions of
         Section 11(a) of the Act (including Rule 158 promulgated thereunder).

                  (g) The Transferor will furnish to the Representative copies of the Registration Statement (which will include all exhibits), the Preliminary Prospectus, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representative may from time to time reasonably request.

                  (h) So long as any of the Notes are outstanding, the Transferor will furnish to the Representative copies of all reports or other communications (financial or otherwise) furnished to Holders, and deliver to the Representative during such same period (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission and (ii) such additional information concerning the business and financial condition of the Transferor and the Trust as the Representative may from time to time reasonably request.

                  (i) The Transferor will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the printing (or otherwise reproducing) and filing of the Registration Statement as originally filed and of each amendment thereto; (ii) the preparation, issuance and delivery of the Notes to the Underwriters; (iii) the fees and disbursements of the Transferor's and the Servicer's counsel and accountants; (iv) the fees of DTC in connection with the book-entry registration of the Notes; (v) the qualification of the Notes under state securities law in accordance with the provisions of Section 5(c) hereof, including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the blue sky survey, if required; (vi) the printing (or otherwise reproducing) and delivery to the Underwriters of copies of all Computational Materials, each Structural Term Sheet, each Collateral Term Sheet, each preliminary prospectus and the Prospectus and any amendments or supplements thereto; (vii) the reproducing and delivery to the Underwriters of copies of the blue sky survey; and (viii) the fees charged by Moody's Investors Service, Inc. ("Moody's"), Fitch Inc. ("Fitch") and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), for rating the Notes. The Underwriters shall not be responsible for the fees and disbursements of the Owner Trustee, the Indenture Trustee and their respective counsel.

                  (j) Until the retirement of the Notes, or until such time as the Underwriters shall cease to maintain a secondary market in the Notes, whichever occurs first, the Transferor will deliver to the Representative the annual statements of compliance and the annual independent certified public accountants' reports furnished to the Indenture Trustee pursuant to Article III of the Transfer and Servicing Agreement, as soon as such statements and reports are furnished to the Indenture Trustee.

                  (k) On or promptly after the Series 2003-A Issuance Date, the Transferor shall cause its and the Servicer's computer records relating to the Receivables to be marked to show the Trust's absolute ownership of the Receivables, and from and after the Series 2003-A Issuance Date neither the Transferor nor the Servicer shall take any action

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         inconsistent with the Trust's ownership of such Receivables, other than as permitted by the Transfer and Servicing Agreement.

                  (l) To the extent, if any, that the rating provided with respect to the Notes by Moody's, Fitch or S&P is conditional upon the furnishing of documents or the taking of any other actions by the Transferor, the Transferor shall furnish, and shall cause the Servicer to furnish, such documents and take any such other actions.

                  6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Notes will be subject to the accuracy of the representations and warranties on the part of the Trust, the Transferor and the Servicer herein on the date hereof and at the Series 2003-A Issuance Date, to the accuracy of the statements of officers of the Trust, the Transferor and the Servicer made pursuant to the provisions hereof, to the performance by the Trust, the Transferor and the Servicer of their respective obligations hereunder and to the following additional conditions precedent:

                  (a) At the time this Agreement is executed and delivered by the Transferor and at the Series 2003-A Issuance Date, Deloitte & Touche LLP shall have furnished to the Representative letters dated respectively as of the date of this Agreement and as of the Series 2003-A Issuance Date substantially in the forms of the drafts to which the Representative previously agreed.

                  (b) If the Effective Time of the Initial Registration Statement is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 p.m., New York time, on the date of this Agreement or such later date as shall have been consented to by the Representative. If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Prospectus and all amendments and supplements thereto shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 p.m., New York time, on the date of this Agreement or, if earlier, the time the Prospectus is printed and distributed to any Underwriter, or shall have occurred at such later date as shall have been consented to by the Representative. Prior to the Series 2003-A Issuance Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Transferor, shall be contemplated by the Commission.

                  (c) The Underwriters shall have received an officers' certificate, dated the Series 2003-A Issuance Date, signed by the Chairman of the Board, the President or any Vice President and by a principal financial or accounting officer of the Transferor representing and warranting that, to the best of such officers' knowledge after reasonable investigation, as of the Series 2003-A Issuance Date:

                           (i) The representations and warranties of the Transferor in this Agreement are true and correct in all material respects, that the Transferor has complied with all agreements and satisfied in all material respects all conditions on its part to be performed or satisfied hereunder at or prior to the Series 2003-A Issuance Date, that no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge, are contemplated by the Commission.

                           (ii) There has been no material adverse change, since the respective dates as of which information is given in the Prospectus, as then amended and supplemented, (except as otherwise set forth therein and exclusive of amendments or supplements after the date hereof), in the condition, financial or otherwise, earnings or business affairs, whether or not arising out of the ordinary course of business, of the Transferor or any of its affiliates (as such term is defined in Rule 501(b) under the Act) (each, an "Affiliate"), or in the ability of such entity to perform its obligations under each Basic Document to which it is a party or by which it may be bound. Except as otherwise indicated by the context, all references to the terms "material" in this Agreement that refer to the Transferor or its Affiliates, or any of them, shall be interpreted in proportion to the business of the Servicer and its consolidated subsidiaries, as a whole, and not in proportion to the business of the Transferor or its Affiliate(s) individually.

                  (d) The Underwriters shall have received an officers' certificate, dated the Series 2003-A Issuance Date, signed by the Chairman of the Board, the President or any Vice President and by a principal financial or accounting officer of NMAC representing and warranting that, to the best of such officers' knowledge after reasonable investigation, as of the Series 2003-A Issuance Date:

                           (i) The representations and warranties of NMAC in this Agreement are true and correct in all material respects, that the Servicer has complied with all agreements and satisfied, in all material respects, all conditions on its part to be performed or satisfied hereunder at or prior to the Series 2003-A Issuance Date, that no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge, are contemplated by the Commission.

                           (ii) There has been no material adverse change, since the respective dates as of which information is given in the Prospectus, as then amended and supplemented (except as otherwise set forth therein and exclusive of amendments or supplements after the date hereof), in the condition, financial or otherwise, earnings or business affairs, whether or not arising out of the ordinary course of business, of NMAC or any of its Affiliates, or the ability of such entity to perform its obligations under each Basic Document to which it is a party or by which it may be bound. Except as otherwise indicated by the context, all references to the terms "material" in this Agreement that refer to NMAC (individually or as the Servicer) or its Affiliates, or any of them, shall be interpreted in proportion to the business of the Servicer and its consolidated subsidiaries, as a whole, and not in proportion to the business of NMAC or its Affiliate(s) individually.

                  (e) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the the Trust, Transferor, Nissan Motor Co., Ltd., Nissan North America Inc. ("NNA") or the Servicer which, in the judgment of the Representative, materially impairs the investment quality of the Notes or makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Notes; (ii) any downgrading in the rating of any debt securities of NNA or any of its direct or indirect subsidiaries by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any such debt securities (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange; (iv) any material disruption in commercial banking, securities entitlement or clearance services in the United States; (v) any banking moratorium declared by federal or New York authorities; or (vi) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of the Representative, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Notes.

                  (f) Joy Crose, Esq., General Counsel of the Transferor and NMAC, or other counsel satisfactory to the Representative in its reasonable judgment, shall have furnished to the Representative such counsel's written opinion, dated the Series 2003-A Issuance Date, in substantially the form set forth below, with such changes therein as counsel for the Underwriters shall reasonably agree:

                           (i) The Transferor is a corporation validly existing under the laws of the State of Delaware with corporate power and authority to own its properties and conduct its business as described in the Prospectus, as then amended or supplemented, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership of its property requires such qualification, except where the failure to be in good standing would not have a material adverse effect on the Transferor's ability to perform its obligations under the Basic Documents.

                           (ii) The Servicer is a corporation validly existing under the laws of the State of California with corporate power and authority to own its properties and conduct its business as described in the Prospectus, as then amended or supplemented, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership of its property requires such qualification, except where the failure to be in good standing would not have a material adverse effect on the Servicer's ability to perform its obligations under the Basic Documents.

                           (iii) Each of the Transferor and the Servicer has all necessary corporate power and authority to execute, deliver and perform its obligations under the Basic Documents to which it is a party.

                           (iv) The execution and delivery by each of the Transferor and the Servicer of the Basic Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by all necessary corporate action on the part of the Transferor and the Servicer, as applicable, and each of the Basic Documents to which each is a party has been duly executed and delivered by it.

                           (v) The execution, delivery and performance by each of the Transferor and the Servicer of the Basic Documents to which it is a party and performance by each of them of their respective obligations thereunder will not violate, result in a breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the properties or assets of the Transferor or the Servicer (other than as contemplated in the Basic Documents) pursuant to the terms of
                  (1) the Servicer's Articles of Incorporation or the Transferor's Certificate of Incorporation, (2) the Servicer's and the Transferor's By-Laws, (3) any material agreement or instrument to which the Servicer or the Transferor is a party or by which either the Servicer or the Transferor or any of their respective properties is bound, (4) the Delaware General Corporation Law or any statute, rule, regulation or order of any California or federal body or any court having jurisdiction over the Servicer, the Transferor or their respective properties or (5) the Notes.

                           (vi) No authorization, approval, consent, order or permit of any California or federal governmental agency or authority is required on the part of the Servicer or the Transferor in connection with the execution and delivery of and performance by the Servicer or the Transferor of the Basic Documents to which it is a party, except such as may be required under the Act or the Rules and Regulations and state securities laws, and except for such authorizations, approvals or consents (specified in such opinion) as are in full force and effect as of the Effective Date and the Series 2003-A Issuance Date.

                           (vii) Nothing has come to such counsel's attention that would cause it to believe that as of the Effective Date and at the Series 2003-A Issuance Date the Registration Statement and the Prospectus, as then amended and supplemented (other than the financial statements and the other accounting information contained therein or omitted therefrom, as to which such counsel need express no belief) contained or contain any untrue statement of a material fact or omitted or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or that the descriptions therein of statutes and governmental proceedings and contracts and other documents are inaccurate and do not fairly present the information required to be shown therein.

                           (viii) Such counsel does not know of any contract or other document of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus, as then amended or supplemented, which is not filed or described as required.

                           (ix)     There are no legal or governmental
                  proceedings known by such counsel, or for which the Servicer or the Transferor has been served official notice, to be pending to which the Transferor or the Servicer is a party or of which any property of the Transferor or the Servicer is the subject, and no such proceedings are known by such counsel to be threatened or contemplated by governmental authorities or threatened by others, (A) (whether individually or in the aggregate) that are required to be disclosed in the Registration Statement or (B)(1) asserting the invalidity of all or part of any Basic Document, (2) seeking to prevent the issuance of the Notes, (3) (whether individually or in the aggregate) that would materially and adversely affect the Transferor's or the Servicer's obligations under any Basic Document to which it is a party, or (4) (whether individually or in the aggregate) seeking to affect adversely the federal or state income tax attributes of the Notes.

                           (x) The Transferor has duly authorized and executed the written order to the Owner Trustee to execute and deliver the issuer order to the Indenture Trustee to authenticate the Notes.

                           (xi) Such counsel is familiar with NMAC's standard operating procedures relating to the perfected first priority security interest granted by the Dealers in the Vehicles and Receivables and the perfected security interest in other Collateral (which security interest may be subordinate) in the ordinary course of the NMAC's business and relating to the sale by the NMAC to the Transferor of such Receivables and such security interests in the ordinary course of the NMAC's and the Transferor's business. Assuming that the NMAC's standard procedures are followed with respect to the perfection of security interests in the Vehicles, Receivables and the security interest in the other Collateral (which security interest may be subordinate) (and such counsel has no reason to believe that the NMAC has not or will not continue to follow its standard procedures in connection with the perfection of security interests in the Vehicles and the Receivables and the subordinated security interest in the other Collateral), the NMAC has acquired or will acquire a perfected first priority security interest in the Vehicles and the Receivables and a perfected security interest in the other Collateral (which security interest may be subordinate).

                           (xii) Each of the Transferor and the Servicer has obtained all necessary governmental licenses and governmental approvals under the federal law of the United States and the laws of the State of California to conduct their respective businesses where the failure to obtain such licenses and approvals would render any material part of the corpus of the Trust unenforceable or would materially and adversely affect the ability of either the Transferor or the Servicer to perform any of their respective obligations under, or the enforceability of, any of the Basic Documents.

                  (g) O'Melveny & Myers LLP, special counsel to the Transferor and the Servicer, shall have furnished to the Representative their written opinion, dated as of the Series 2003-A Issuance Date, in substantially the form set forth below, with such changes therein as counsel for the Underwriters shall reasonably agree:

                           (i) Each Basic Document to which the Transferor or the Servicer is a party has been duly authorized by all necessary corporate action on the part of each of the Transferor or the Servicer, as applicable, and has been duly executed and delivered by the Transferor or the Servicer, as applicable.

                           (ii) Assuming the due authorization, execution and delivery thereof by the other parties thereto, each Basic Document to which the Transferor or the Servicer is a party constitutes a legally valid and binding obligation of the Transferor or the Servicer, as applicable, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect, relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or any other equitable remedy (regardless of whether considered in a proceeding in equity or at law).

                           (iii) Assuming the Notes have been duly and validly authorized, when executed by the Owner Trustee and authenticated by the Indenture Trustee as specified in the Indenture and the Trust Agreement and delivered against payment of the consideration specified therefor in this Agreement, the Notes will be legally valid and binding obligations of the Trust, entitled to the benefits of the Indenture (including the Indenture Supplement), and enforceable against the Trust in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect, relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or any other equitable remedy (regardless of whether considered in a proceeding in equity or at law).

                           (iv) Assuming the due authorization, execution and delivery thereof by the Trust and the Indenture Trustee, as applicable, each of the Transfer and Servicing Agreement and the Indenture constitutes a legally valid and binding obligation of the Trust enforceable against the Trust in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect, relating to or affecting creditors' rights generally (including without limitation, fraudulent conveyance laws) and by the application of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or any other equitable remedy (regardless of considered in a proceeding at law or in equity).

                           (v) Neither the Transferor nor the Trust is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

                           (vi) With respect to Vehicles, Receivables and the NMAC's subordinated security interest in the other Collateral in the State of California, no filing or other action other than (A) the filing of a UCC financing statement naming the Servicer as transferor and the Transferor as the transferee and (B) the filing of a UCC financing statement naming the Transferor as the transferor and the Trust as the transferee, is necessary to perfect the transfer and assignment of the Servicer's security interest in such Vehicles, Receivables and the Servicer's subordinated security interest in the other Collateral to the Transferor, and the Transferor's security interest in such Vehicles, Receivables and the Servicer's subordinated security interest in the other Collateral to the Trust, respectively, and as a result of such transfer and assignment and upon filing of such financing statements, the Trust has a first perfected security interest in such Vehicles and Receivables and a perfected security interest in other Collateral (which security interest may be subordinate), except that at the time that a dealer sells or leases a Vehicle, the Trust's security interest in the vehicle may terminate.

                           (vii) The Receivables are "chattel paper" as defined in the Uniform Commercial Code, as in effect in the State of California and the State of New York.

                           (viii) For federal income tax purposes the Notes will be characterized as debt, and the Trust will not be classified as an association taxable as a corporation or as a publicly traded partnership for federal or California income and franchise tax purposes.

                           (ix) The statements in the Prospectus Supplement under "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" and "ERISA CONSIDERATIONS," and in the Base Prospectus under the "MATERIAL FEDERAL INCOME TAX CONSEQUENCES," "STATE AND LOCAL TAX CONSEQUENCES," "ERISA CONSIDERATIONS" and "MATERIAL LEGAL ASPECTS OF THE RECEIVABLES," to the extent that they constitute matters of law or legal conclusions relating to the federal laws of the United States or the laws of the States of California or New York with respect thereto, have been reviewed by such counsel and are correct in all material respects.

                           (x) No order, consent, permit or approval of any California, New York or federal governmental authority that such counsel has, in the exercise of customary professional diligence, recognized as applicable to the Servicer, the Transferor or the Trust, or to the transactions of the type contemplated by any

                  Basic Document, including the issuance of the Notes, is required on the part of the Servicer, the Transferor or the Trust for the execution and delivery of, and the performance of their respective obligations under, any Basic Document to which the Servicer, the Transferor or the Trust, as the case may be, is a party, except for such as have been obtained or made and are in full force and effect as of the Series 2003-A Issuance Date; provided that such counsel expresses no opinion with respect to any orders, consents, permits, approvals, filings or licenses related to the authority to sell motor vehicles, originate dealer floorplan contracts or service dealer floorplan contracts or as may be required by any regional or local governmental authority or under any foreign or state securities laws.

                           (xi) To such counsel's knowledge, there are no actions, proceedings or investigations, pending or threatened, to which the Transferor, the Servicer or the Trust is a party or of which any property of the Transferor, the Servicer or the Trust is the subject, required to be disclosed in the Registration Statement, other than those disclosed therein,
                  (A) asserting the invalidity of any Basic Document or the Notes, (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by any Basic Document, (C) that would, if determined adversely to the Transferor, the Servicer or the Trust, materially and adversely affect the performance by the Transferor, the Servicer or the Trust of its respective obligations under, or the validity or enforceability of, any Basic Document or the Notes, or (D) seeking adversely to affect the federal income tax attributes of the Notes as described in the Base Prospectus and the Prospectus Supplement under the heading "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" and "STATE AND LOCAL TAX CONSEQUENCES".

                           (xii) At the time of execution and delivery of (A) the Receivables Purchase Agreement, the Servicer had the corporate power and corporate authority to transfer the Receivables and such other property being transferred to the Transferor pursuant to the Receivables Purchase Agreement and
                  (B) the Transfer and Servicing Agreement, the Transferor had the corporate power and corporate authority to transfer the Receivables and such other property being transferred to the Owner Trustee on behalf of the Trust pursuant to the Transfer and Servicing Agreement and to cause the transfer of the Notes to the Underwriters.

                           (xiii) The Indenture, the Notes and the Basic Documents each conform in all material respects with the respective descriptions thereof contained in the Registration Statement and the Prospectus, as then amended or supplemented.

                           (xiv) Neither the Trust Agreement nor the Transfer and Servicing Agreement needs to be qualified under the 1939 Act. The form of Indenture has been qualified under the 1939 Act.

                           (xv) The Registration Statement filed with the Commission has been declared effective under the Act, and, to such counsel's knowledge upon due inquiry, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act or proceedings therefor initiated or threatened by the Commission, and the Registration Statement and Prospectus, and each amendment or supplement thereto, as of its respective effective or issue date, appeared on its face to be appropriately responsive in all material respects to the applicable requirements of the Act and the Rules and Regulations, except that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus except as contemplated by paragraphs (ix) and
                  (xiii) of this Section to the extent set forth therein; such counsel does not opine as to any financial statements or other financial, numerical or statistical data contained or incorporated by reference therein; and such counsel does not opine as to the Form T-1.

                           (xvi) The form of the Indenture has been qualified under the 1939 Act and no further action is required to qualify the Indenture under the 1939 Act. The Indenture complies as to form in all material respects with the 1939 Act and the rules and regulations of the Commission thereunder.

                  In addition, such counsel shall state that such counsel has participated in conferences with the officers and other representatives of the Transferor and the Servicer, representatives of their independent public accountants, and representatives of the Underwriters and their counsel, at which the contents of the Registration Statement and the Prospectus and related matters were discussed, but has not independently verified the accuracy, completeness or fairness of the statements contained or incorporated by reference therein, and accordingly such counsel is unable to assume, and does not assume, any responsibility for such accuracy, completeness or fairness. However, on the basis of such counsel's review and participation in conferences in connection with the preparation of the Registration Statement and the Prospectus, as then amended or supplemented, and relying as to its determination of materiality to an extent upon opinions of officers and other representatives of the Transferor and the Servicer, such counsel shall state that it does not believe that any Registration Statement, at the related Effective Time, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, at the date of the Prospectus Supplement (or any such amendment or supplement, as of its respective date) contained, or on the Series 2003-A Issuance Date contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion or belief as to the financial statements or other financial, numerical or statistical data contained or incorporated by reference in any Registration Statement, the Prospectus or the Form T-1.

                  Such counsel's opinions as to enforceability shall be subject to the unenforceability under certain circumstances of: (i) waivers of rights granted by law where the waivers are against public policy or prohibited by law; (ii) waivers of vaguely or broadly stated rights or future rights; (iii) any indemnification provisions; (iv) any provisions that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy or that the election of some particular remedy or remedies does not preclude recourse to one or more other remedies; (v) choice of law provisions; and (vi) severability provisions; provided that such unenforceability will not, subject to the other exceptions, qualifications and limitations contained in such opinion, render the relevant agreements invalid as a whole or substantially interfere with the substantial realization of the principal benefits that such agreements purport to provide (except for the economic consequences of procedural or other delay).

                  (h) O'Melveny & Myers LLP or such counsel as may be acceptable to the underwriters, shall have furnished their written opinion, dated the Series 2003-A Issuance Date, with respect to the characterization of the transfer of the Receivables by the Servicer to the Transferor and with respect to other bankruptcy and perfection of security interest matters, and such opinion shall be in substantially the form previously discussed with the Representative and its counsel and in any event satisfactory in form and in substance to the Representative and its counsel.

                  (i) You shall have received an opinion of Orrick, Herrington & Sutcliffe LLP, counsel to the Underwriters, dated the Series 2003-A Issuance Date, with respect to the validity of the Notes and such other related matters as the Representative shall require, and the Transferor shall have furnished or caused to be furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

                  (j) You shall have received an opinion addressed to you, the Transferor and the Servicer of Richards, Layton & Finger, counsel to the Trust and the Owner Trustee, dated the Series 2003-A Issuance Date and satisfactory in form and substance to the Representative and its counsel, to the effect that:

                           (i) The Owner Trustee is a banking corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware with power and authority (corporate and other) to own its properties and conduct its business, as presently conducted by it, and to enter into and perform its obligations under the Trust Agreement.

                           (ii)     The Trust Agreement has been duly
                  authorized, executed and delivered by the Owner Trustee, and, assuming that such agreement is a legally effective and enforceable obligation of each of the other parties thereto, constitutes the legal, valid and binding agreement of the Owner Trustee, enforceable against the Owner Trustee in accordance with its terms, except as the enforceability thereof may be (a) limited by bankruptcy, insolvency, reorganization, moratorium, liquidation or other similar laws affecting the enforceability of creditors' rights generally and (b) subject to general principles of equity (regardless of whether considered in proceedings in equity or at law) as well as concepts of reasonableness, good faith and fair dealing.

                           (iii) The Notes have been duly authorized, executed and delivered by Wilmington Trust Company, as Owner Trustee under the Trust Agreement.

                           (iv) Neither the execution nor delivery by the Owner Trustee of the Trust Agreement nor the consummation of any of the transactions by the Owner Trustee contemplated thereby requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action with respect to, any governmental authority or agency under any existing federal or Delaware state law governing the banking or trust powers of the Owner Trustee.

                           (v) The Trust has been duly formed and is validly existing as a statutory trust and is in good standing under the laws of the state of Delaware, with full power and authority to execute, deliver and perform its obligations under the Indenture and the Basic Documents to which it is a party and the Notes.

                           (vi) The execution and delivery by the Owner Trustee of the Trust Agreement and the performance by the Owner Trustee of its obligations thereunder, do not conflict with, result in a breach or violation of or constitute a default under the Articles of Association or Bylaws of the Owner Trustee.

                           (vii) The Trust will not be subject to tax by the state of Delaware, and subsequent purchases not otherwise subject to taxation in Delaware will not be subject to taxation in Delaware solely because of the purchase or ownership of the Notes.

                           (viii) (A) The financing statement on form UCC-1, naming (1) Nissan Wholesale Receivables Corporation II ("NWRC II") as debtor, the Trust as assignor secured party and the Indenture Trustee, as secured party, to be filed with the Delaware Secretary of State (Uniform Commercial Code Section) ("the Division") is in an appropriate form for filing in the State of Delaware (B) To the extent that Article 9 of the Uniform Commercial Code as in effect in the State of Delaware (the "Delaware UCC") is applicable (without regard to conflict of laws principles), upon the filing of such financing statement with the Division, the Trust will have a perfected security interest in NWRC II's rights in that portion of the Receivables that may be perfected by the filing of a UCC financing statement with the Division (the "Filing Collateral") and the proceeds thereof (as defined in Section 9-102(a)(64) of the Delaware UCC). (C) The certified copy of the Certificate of Request (the "Search Report") obtained from the Division, reflecting the results of a Uniform Commercial Code search in the office of the Secretary of State against NWRC II, listing all currently effective financing statements filed against NWRC II as of the date and time set forth therein (the "Effective Time"), sets forth the proper filing office and the proper debtor necessary to identify those Persons who under the Delaware UCC have on file financing statements against NWRC II covering the Filing Collateral, as of the Effective Time. The Search Report identifies each secured party who has filed with the Division a financing statement naming NWRC II as debtor prior to the Effective Time.

                           (ix) (A) The financing statement on form UCC-1, naming (1) the Trust as debtor and the Indenture Trustee, as secured party, to be filed with the Division is in an appropriate form for filing in the State of Delaware (B) To the extent that the Delaware UCC is applicable (without regard to conflict of laws principles), upon the filing of such financing statement with the Division, the Indenture Trustee will have a perfected security interest in Trust's rights in that portion of the Receivables that may be perfected by the filing of a UCC financing statement with the Division (the "Trust Filing Collateral") and the proceeds thereof (as defined in Section 9-102(a)(64) of the Delaware UCC). (C) The certified copy of the Search Report obtained from the Division, reflecting the results of a Uniform Commercial Code search in the office of the Secretary of State against the Trust, listing all currently effective financing statements filed against the Trust as of the date and time set forth therein (the "Trust UCC Effective Time"), sets forth the proper filing office and the proper debtor necessary to identify those Persons who under the Delaware UCC have on file financing statements against the Trust covering the Trust Filing Collateral, as of the Trust UCC Effective Time. The Search Report identifies each secured party who has filed with the Division a financing statement naming the Trust as debtor prior to the Effective Time.

                  (k) You shall have received an opinion of counsel to the Indenture Trustee, dated the Series 2003-A Issuance Date and satisfactory in form and substance to the Representative and its counsel, to the effect that:

                           (i)      The Indenture Trustee has been duly
                  organized as a national banking association and is validly existing as a national banking association in good standing under the laws of the United States of America.

                           (ii) The Indenture Trustee has the requisite power and authority to execute, deliver and perform its obligations under the Indenture and has taken all action necessary to authorize the execution, delivery and performance by it of the Indenture.

                           (iii) The Indenture has been duly executed and delivered by the Indenture Trustee and constitutes a legal, valid and binding obligation of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally and by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                  (l) The Representative shall have received an officer's certificate dated the Series 2003-A Issuance Date of the Chairman of the Board, the President or any Vice President and by a principal financial or accounting officer of each of the Transferor and NMAC in which each such officer shall state that, to the best of such officer's knowledge after reasonable investigation, the representations and warranties of the Transferor or NMAC, as applicable, contained in the Transfer and Servicing Agreement and the representations and warranties of NMAC or the Transferor, as applicable, contained in the Receivables Purchase Agreement are true and correct in all material respects and that the Transferor or NMAC, as applicable, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such agreements at or prior to the Series 2003-A Issuance Date in all material respects.

                  (m) The Notes shall have been rated in the highest rating category by Moody's, Fitch and S&P.

                  (n) On or prior to the Series 2003-A Issuance Date, the Trust, the Transferor and NMAC shall have furnished to the Representative such further certificates and documents as the Representative shall reasonably have required.

                  7.       Indemnification and Contribution.

                  (a) The Transferor, the Trust and the Servicer shall, jointly and severally, indemnify and hold each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended (each a "Control Person"), harmless against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or Control Person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, each Collateral Term Sheet, each Structural Term Sheet, all Computational Materials, the Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter and Control Person for any legal or other expenses reasonably incurred by such Underwriter or Control Person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that none of the Transferor, the Trust and the Servicer will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with information furnished to the Transferor, the Trust or the Servicer by any Underwriter through the Representative specified in the last sentence of subsection (b) below specifically for use therein; provided, further, that none of the Transferor, the Trust and the Servicer shall be liable under this subsection (a) to any Underwriter to the extent that such losses, claims, damages or liabilities arise out of or are based upon an untrue statement or omission made in a Collateral Term Sheet, a Structural Term Sheet, Computational Materials or the Preliminary Prospectus that is subsequently corrected in the Prospectus (or any amendment or supplement thereto) made available to such Underwriter within a reasonable time period, if the person asserting such loss, claim, damage or liability was not sent or given the Prospectus, as then amended or supplemented (excluding documents incorporated by reference therein), on or prior to the confirmation of the sale of the Notes; and provided, further, that none of the Transferor, the Trust and the Servicer shall be liable to any Underwriter or any Control Person under the indemnity agreement in this subsection (a) with respect to any of such documents to the extent that any such loss, claim, damage or liability of such Underwriter or such Control Person results from the fact that such Underwriter sold Notes to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus or of the Prospectus as then amended or supplemented (excluding documents incorporated by reference therein), whichever is most recent, if the Transferor, the Trust or the Servicer has previously furnished copies thereof to such Underwriter within a reasonable time period.

                  The terms "Collateral Term Sheet" and "Structural Term Sheet" shall have the respective meanings assigned to them in the February 13, 1995 letter of Cleary, Gottlieb, Steen & Hamilton on behalf of the Public Securities Association (which letter, and the Commission's response thereto, were publicly available February 17, 1995). The term "Collateral Term Sheet" as used herein includes any subsequent Collateral Term Sheet that reflects a substantive change in the information presented. The term "Computational Materials" has the meaning assigned to it in the May 17, 1994 letter of Brown & Wood LLP on behalf of Kidder, Peabody & Co., Inc. (which letter, and the Commission's response thereto, were publicly available May 20, 1994).

                  (b) Each Underwriter shall, severally and not jointly, indemnify and hold harmless the Transferor, the Trust and the Servicer against any losses, claims, damages or liabilities to which the Transferor, the Trust or the Servicer may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, the Preliminary Prospectus or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished to the Transferor, the Trust or the Servicer by such Underwriter through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Transferor, the Trust or the Servicer in connection with investigating or defending any such action or claim as such expenses are incurred. The Transferor, the Trust and the Servicer acknowledge and agree that the only such information furnished to the Transferor, the Trust or the Servicer by any Underwriter through the Representative consists of the following: the statements in the third paragraph (concerning initial offering prices, concessions and reallowances) and in the fourth, fifth, sixth and seventh paragraphs (concerning stabilizing and other activities) under the heading "Underwriting" in the Prospectus Supplement.

                  (c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "Indemnified Party") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Party") in writing of the commencement thereof, but the omission to so notify the Indemnifying Party will not relieve it from any liability which it may have to any Indemnified Party otherwise than under such preceding paragraphs, and with respect to such preceding paragraphs, any such omission shall not relieve it from any liability except to the extent it has been materially prejudiced by such omission. In case any such action is brought against any Indemnified Party and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein and, to the extent that it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense thereof, with counsel satisfactory to such Indemnified Party (who may be counsel to the Indemnifying Party) and after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof and after acceptance of counsel by the Indemnified Party, the Indemnifying Party will not be liable to such Indemnified Party under this Section for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the contrary,
         (ii) the Indemnified Party has reasonably concluded (based upon advice of counsel to the Indemnified Party) that there may be legal defenses available to it or other Indemnified Parties that are different from or in addition to those available to the Indemnifying Party, (iii) a conflict or potential conflict exists (based upon advice of counsel to the Indemnified Party) between the Indemnified Party and the Indemnifying Party (in which case the Indemnifying Party will not have the right to direct the defense of such action on behalf of the Indemnified Party) or (iv) the Indemnifying Party has elected to assume the defense of such proceeding but has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Party. The Indemnifying Party shall not, with respect to any action brought against any Indemnified Party, be liable for the fees and expenses of more than one firm (in addition to any local counsel) for all Indemnified Parties, and all such fees and expenses shall be reimbursed within a reasonable period of time as they are incurred. Any separate firm appointed for the Underwriters and any Control Person in accordance with this subsection (c) shall be designated in writing by the Representative, and any such separate firm appointed for the Transferor, the Trust or the Servicer, its respective directors, officers who sign the Registration Statement and Control Persons in accordance with this subsection (c) shall be designated in writing by the Transferor, the Trust or the Servicer, as the case may be. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, with respect to an action of which the Indemnifying Party was notified and had the opportunity to participate in (whether or not it chose to so participate), the Indemnifying Party agrees to indemnify any Indemnified Party from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel as contemplated by the fourth sentence of this paragraph, the Indemnifying Party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such Indemnifying Party of the aforesaid request, and during such

         60 day period the Indemnifying Party has not responded thereto, and
         (ii) such Indemnifying Party shall not have reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

                  (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an Indemnified Party under subsection (a) or (b) above, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above in such proportion as is appropriate to reflect the relative benefits received by the Transferor, the Trust and the Servicer on the one hand and the Underwriters on the other from the offering of the Notes. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each Indemnifying Party shall contribute to such amount paid or payable by such Indemnified Party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Transferor, the Trust and the Servicer on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Transferor, the Trust and the Servicer on the one hand and the Underwriters on the other shall be deemed to be in the same proportion that the total net proceeds from the offering (before deducting expenses) received by the Transferor, the Trust and the Servicer bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Transferor, the Trust or the Servicer or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Transferor, the Trust, the Servicer and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (d). The amount paid by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

                  (e) The obligations of the Transferor, the Trust and the Servicer under this Section shall be in addition to any liability which the Transferor, the Trust or the Servicer may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Transferor, the Trust or the Servicer, to each officer of the Transferor, the Trust or Servicer who has signed the Registration Statement and to each person, if any, who controls the Transferor or the Servicer within the meaning of the Act.

                  (f) The Trust's obligations pursuant to this Section 7 shall be subordinated to its obligations to make payments on the Notes and the notes of any other series issued by it and will only be paid to the extent of available funds.

                  8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Trust, the Transferor, the Servicer or their respective officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation or statement as to the results thereof made by or on behalf of any Underwriter, the Transferor or the Servicer or any of their respective representatives, officers or directors or any Control Person, and will survive delivery of and payment for the Notes. If this Agreement is terminated pursuant to Section 9 or if for any reason the purchase of the Notes by the Underwriters is not consummated, the Transferor shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5, and the respective obligations of the Transferor and the Underwriters pursuant to Section 7 shall remain in effect. If the purchase of the Notes by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9, the Transferor will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Notes.

                  9. Failure to Purchase the Notes. If any Underwriter or Underwriters default on their obligations to purchase Notes hereunder and the aggregate principal amount of Notes that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of such Notes, the Representative may make arrangements satisfactory to the Trust for the purchase of such Notes by other persons, including the nondefaulting Underwriter or Underwriters, but if no such arrangements are made by the Series 2003-A Issuance Date, the nondefaulting Underwriter or Underwriters shall be obligated, in proportion to their commitments hereunder, to purchase the Notes that such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of Notes with respect to which such default or defaults occur exceeds 10% of the total principal amount of Notes, as applicable, and arrangements satisfactory to the nondefaulting Underwriter or Underwriters and the Trust for the purchase of such Notes by other persons are not made within 36 hours after such default, this

Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Transferor, except as provided in Section 8.

                  As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter or Underwriters from liability for its default.

                  10. Notices. All communications hereunder will be in writing and, if sent to the Representative or the Underwriters will be mailed, delivered or sent by facsimile transmission and confirmed to Morgan Stanley & Co. Incorporated, 1585 Broadway, 10th Floor, New York, NY 10036, Attention: Jack Kattan (facsimile number 212-507-2992) with a copy to Michelle Wilke, 1221 Broadway, 5th Floor, New York, NY 10020, Attention: Michelle Wilke (facsimile number 212-762-9224; and if sent to the Transferor, will be mailed, delivered or sent by facsimile transmission and confirmed to it at Nissan Wholesale Receivables Corporation II, 990 West 190th Street, Torrance, California 90502-1019, attention of the Assistant Secretary (facsimile number (310) 324-2542).

                  11. No Bankruptcy Petition. Each Underwriter agrees that, prior to the date which is one year and one day after the payment in full of all securities issued by the Trust, the Transferor or by a trust for which the Transferor was the depositor, which securities were rated by any nationally recognized statistical rating organization, it will not institute against, or join any other person in instituting against, the Trust or the Transferor any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any federal or state bankruptcy or similar law.

                  12. Successors. This Agreement will inure to the benefit of and be binding upon the Underwriters and the Transferor and their respective successors and the officers and directors and Control Persons referred to in
Section 7, and no other person will have any right or obligations hereunder.

                  13. Representation of Underwriters. The Representative will act for the several Underwriters in connection with the transactions described in this Agreement, and any action taken by the Representative under this Agreement will be binding upon all the Underwriters.

                  14. Representations and Warranties of Underwriters. With respect to any offers or sales of the Notes outside the United States (and solely with respect to any such offers and sales) each Underwriter severally and not jointly makes the following representations and warranties:

                  (a) Each Underwriter represents and agrees that it will comply with all applicable laws and regulations in each jurisdiction in which it purchases, offers or sells the Notes or possesses or distributes the Prospectus or any other offering material and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of Notes under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers or sales and neither the Transferor or NMAC shall have any responsibility therefor;

                  (b) No action has been or will be taken by such Underwriter that would permit public offering of the Notes or possession or distribution of any offering material in relation to the Notes in any jurisdiction where action for that purpose is required unless the Transferor or NMAC has agreed to such actions and such actions have been taken;

                  (c) Each Underwriter represents and agrees that it will not offer, sell or deliver any of the Notes or distribute any such offering material in or from any jurisdiction except under circumstances that will result in compliance with applicable laws and regulations and that will not impose any obligation on the Transferor or NMAC or the Underwriters;

                  (d) Such Underwriter acknowledges that it is not authorized to give any information or make any representation in relation to the Notes other than (i) oral communications that are consistent with the Prospectus and would not cause the Trust, the Transferor or NMAC to incur liability, (ii) those contained or incorporated by reference in the Prospectus for the Notes and (iii) such additional information, if any, as the Transferor or NMAC shall, in writing, provide to and authorize such Underwriter so to use and distribute to actual and potential purchasers of the Notes;

                  (e) Each Underwriter represents and agrees that it has not offered or sold and will not offer or sell, prior to the date six months after their date of issuance, any of the Notes to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances that have not resulted in and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (as amended);

                  (f) Each Underwriter has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 ("FSMA") with respect to anything done by such Underwriter in relation to the Notes in, from or otherwise involving the United Kingdom; and

                  (g) Each Underwriter will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any securities in circumstances in which Section 21(1) of the FSMA does not apply to the Trust.

                  15. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without reference to its conflict of law provisions (other than Section 5-1401 of the General Obligations Law of the State of New York).

                  16. Counterparts. This Agreement may be executed by each of the parties hereto in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                  If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon it will become a binding agreement between the parties hereto in accordance with its terms.

                                     Very truly yours,

                                     NISSAN MASTER OWNER TRUST RECEIVABLES

                                     By: WILMINGTON TRUST COMPANY,
                                     not in its individual capacity but solely
                                     as Owner Trustee

                                     By: /s/ Anita E. Dallago
                                         ----------------------------------
                                         Authorized Signatory

                                     NISSAN WHOLESALE RECEIVABLES
                                     CORPORATION II

                                     By: /s/ Joji Tagawa
                                         ----------------------------------
                                     Name:  Joji Tagawa
                                     Title: Treasurer

                                     NISSAN MOTOR ACCEPTANCE
                                     CORPORATION

                                     By: /s/ Joji Tagawa
                                         ----------------------------------
                                     Name:  Joji Tagawa
                                     Title: Treasurer

The foregoing Underwriting Agreement is
        hereby confirmed and accepted as of
        the date first above written:

MORGAN STANLEY & CO. INCORPORATED

By: /s/ Laya Khadjavi
    --------------------------
Name:  Laya Khadjavi
Title: Managing Director

Acting on behalf of itself
        and as the Representative of the
        several Underwriters.

                                   SCHEDULE 1

                                                     PRINCIPAL
                                                     AMOUNT OF
             UNDERWRITER                            2003-A NOTES
             -----------                            ------------
Morgan Stanley & Co. Incorporated                   $190,000,000

Citigroup Global Markets Inc.                       $190,000,000

J.P. Morgan Securities Inc.                         $190,000,000

Merrill Lynch, Pierce,  Fenner & Smith
Incorporated                                        $190,000,000

The Williams Capital Group, L.P.                    $190,000,000

Total                                               $950,000,000

1.       Introductory...........................................................................................    1

2.       Representations and Warranties of the Transferor and the Servicer......................................    2

3.       Purchase, Sale and Delivery of Notes...................................................................    6

4.       Offering by Underwriters...............................................................................    7

5.       Covenants of the Transferor............................................................................    7

6.       Conditions of the Obligations of the Underwriters......................................................    9

7.       Indemnification and Contribution.......................................................................   20

8.       Survival of Certain Representations and Obligations....................................................   24

9.       Failure to Purchase the Notes..........................................................................   24

10.      Notices................................................................................................   25

11.      No Bankruptcy Petition.................................................................................   25

12.      Successors.............................................................................................   25

13.      Representation of Underwriters.........................................................................   25

14.      Representations and Warranties of Underwriters.........................................................   26

15.      Applicable Law.........................................................................................   27

16.      Counterparts...........................................................................................   27

SCHEDULE 1......................................................................................................  S-1
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